Contact:	Mike Murphy
Chief Financial Officer
(256) 747-9800

CAVALIER HOMES' STOCKHOLDERS APPROVE MERGER
WITH SOUTHERN ENERGY HOMES

Addison, Ala. (August 14, 2009) – Cavalier Homes, Inc. (NYSE Amex: CAV) today announced that stockholders overwhelmingly approved the proposed merger of the Company with Southern Energy Homes, Inc. at a special meeting yesterday.

On August 13, 2009, representatives of the Federal Trade Commission contacted Cavalier and Southern Energy regarding the transaction. Both Cavalier and Southern Energy are cooperating with the inquiry from the Federal Trade Commission and expect to consummate the merger as soon as practical.

Cavalier Homes, Inc. and its subsidiaries produce and sell manufactured housing.  The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products.

Addison, Alabama-based Southern Energy Homes, Inc., a wholly owned subsidiary of Clayton Homes, is the industry leader in producing top-quality, customizable homes.

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